UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 8, 2008, Alnylam Pharmaceuticals, Inc. (the “Company”) announced its financial results for the three months ended March 31, 2008. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02.  Unregistered Sales of Equity Securities.

Novartis Pharma AG

Pursuant to terms of the Investor Rights Agreement dated September 6, 2005, by and between the Company and Novartis Pharma AG (“Novartis”), and in connection with the Company’s issuance of certain shares of common stock related primarily to stock option exercises during the fiscal year ended December 31, 2007, Novartis elected to fully exercise its right to purchase 213,888 shares of the Company’s common stock, representing approximately 0.5% of the Company’s outstanding common stock, at a purchase price of $25.29 per share, which is equal to the average of the closing prices for the Company’s common stock for the 20 trading-day period ending on March 28, 2008. Under the Investor Rights Agreement, the Company granted Novartis rights to acquire additional equity securities such that Novartis would be able to maintain its ownership percentage in the Company.

On May 8, 2008, Novartis purchased the 213,888 unregistered shares, resulting in a cash payment to the Company of $5.4 million and an increase in Novartis’ ownership position from 12.9% to 13.4% of the Company’s outstanding common stock. The exercise of this right does not result in any changes to existing rights or any additional rights to Novartis. Further, during the term described in the Investor Rights Agreement, Novartis is permitted to own no more than 19.9% of the Company’s outstanding shares.

The shares issued to Novartis were issued in reliance on the exemption from the registration provisions of the Securities Act set forth in Section 4(2) promulgated thereunder.

Item 9.01.  Financial Statements and Exhibits.

          (d)       Exhibits

                      The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

                      99.1      Press Release dated May 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date:	May 8, 2008	By:	/s/ Patricia L. Allen

Patricia L. Allen
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 8, 2008